Sub-Item 77Q1(a): Copies of Material Amendments to the Registrants Declaration of Trust or By-laws

Amendment No. 87 dated October 15, 2015 to the Agreement and Declaration of
 Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(88) to Post-Effective Amendment No. 504 to the Registrants registration statement on Form N-1A filed with the Securities and Exchange Commission on
 October 30, 2015 (Accession No. 0001193125-15-359896).

Amendment No. 88 dated December 17, 2015 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(89) to Post-Effective Amendment No. 511 to the Registrants registration statement on Form N-1A filed with the Securities and Exchange Commission on
 December 17, 2015 (Accession No. 0001193125-15-406661).

Amendment No. 89 dated February 11, 2016 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
 (a)(90) to Post-Effective Amendment No. 526 to the Registrants registration statement on Form N-1A filed with the Securities and Exchange Commission on
February 26, 2016 (Accession No. 0001193125-16-482292).